FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 14, 2023

Date of Report (date of earliest event reported)

Pegasus Digital Mobility Acquisition Corp.

(Exact name of Registrant as specified in its charter)

Cayman Islands	001-40945	98-1596591
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

71 Fort Street George Town Grand Cayman Cayman Islands	KY1-1106
(Address of principal executive offices)	(Zip Code)

+1345 769-4900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share and one-half of one redeemable Warrant	PGSS.U	New York Stock Exchange
Class A Ordinary Shares, par value $0.0001 per share	PGSS	New York Stock Exchange
Redeemable Warrants, each exercisable for one Class A Ordinary Share at an exercise price of $11.50 per share	PGSS.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On July 14, 2023, the Company issued a press release announcing that its board of directors, in accordance with Article 54.9 of the Company's second amended and restated memorandum and articles of association, had approved the further extension of the period of time the Company has to consummate a business combination until December 31, 2023. The Company intends to utilize the further time available to it until December 31, 2023 to consummate its proposed business combination with Gebr. SCHMID GmbH (the "SCHMID Group").

As previously indicated in the definitive proxy statement distributed to shareholders and filed with the SEC on March 29, 2023, and in accordance with Article 54.10 of the Company's second amended and restated memorandum and articles of association, holders of the Company's Class A ordinary shares, par value $0.0001 per share issued in the Company's initial public offering (the "Public Shares" and the holders of such Public Shares, the "Public Shareholders") have the opportunity to redeem their Public Shares for cash for a pro-rata share of the funds held in the Company's trust account on the third extension date of July 26, 2023 (the "Third Extension Date"). Public Shareholders who wish to redeem their Public Shares should refer to the previously published proxy statement, which includes the second amended and restated articles of association of the Company, for further information and follow the procedures outlined in the press release included as an exhibit hereto, including providing written notice of their election to redeem their Public Shares prior to 5:00 p.m., Eastern Time, on July 26, 2023 to Continental Stock Transfer & Trust Company at spacredemptions@continentalstock.com.

The Company further announced that its Sponsor has voluntarily committed to make a monthly contribution to the Company's trust account commencing on August 1, 2023 and paid on the first day of each month thereafter until the earliest of (i) the date on which the Company consummates a business combination or (ii) December 31, 2023. The monthly contribution shall be equal to $0.03 (three U.S. cents) per Public Share then outstanding.

The Company further announced the publication of a presentation prepared by the SCHMID Group in connection with a possible business combination.

A copy of the press release and the investor presentation is attached to this Current Report on Form 8-K as Exhibit 99.1 and Exhibit 99.2 and are incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the "Risk Factors" section of the Company's registration statement and final prospectus for the offering filed with the SEC. Copies are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Item 9.01	Financial Statements and Exhibits

Exhibit Number

99.1	Press Release dated July 14, 2023

99.2	Investor Presentation dated July 14, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 14, 2023	Pegasus Digital Mobility Acquisition Corp.

	By:	/s/ F. Jeremey Mistry
	Name:	F. Jeremey Mistry
	Title:	Chief Financial Officer